Exhibit 10.3

AMENDMENT NO. 2 TO

1999 EMPLOYEE STOCK OPTION PLAN

This Amendment No. 2 (this “Amendment”) dated as of September 18, 2005 amends the 1999 Employee Stock Option Plan, as previously amended as of February 24, 2004 (the “Stock Option Plan”) of Acorda Therapeutics, Inc. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company wishes to amend the terms of the Stock Option Plan to increase the number of shares of common stock, $0.001 par value, of the Company (the “Common Stock”) subject thereto;

NOW, THEREFORE, the Stock Option Plan is amended as follows:

1.     SECTION 3. SHARES OF STOCK SUBJECT TO THE PLAN be and hereby is deleted in its entirety and the following two paragraphs are inserted in lieu thereof:

“Subject to adjustment under Section 9 of the Plan, the number of shares of Common Stock reserved for issuance pursuant to Awards made under the Plan shall not exceed 4,136,414 shares of Stock.  Shares delivered under the Plan may be authorized and unissued shares or issued shares held by the Company in its treasury.  If any Awards expire or terminate without having been exercised, the shares of Stock covered by such Award shall become available again for the grant of Awards hereunder.  Similarly, if any Awards are surrendered for cash pursuant to the provisions of Section 7, the shares of Stock covered by such Awards shall also become available again for the grant of Awards hereunder.  Shares of Stock covered by Awards surrendered for Stock pursuant to Section 7, however, shall not become available again for the grant of Awards hereunder.

The total number of shares of Stock available for issuance under this Plan, including shares of Stock subject to then outstanding Awards, shall automatically increase on January 1 of each year during the term of this Plan, beginning January 1, 2006, by a number of shares of Stock equal to 4% of the outstanding shares of Stock on that date, unless otherwise determined by the Board.”

2.     Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Plan.

3.     This Amendment shall be deemed effective immediately upon receipt of stockholder approval of its adoption.